UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2015 (May 15, 2015)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Memorial Resource Development Corp. (the “Company”) with the Securities and Exchange Commission on May 19, 2015 (the “Original Form 8-K”). This Amendment No. 1 updates “Item 5.07. Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the Company’s decision regarding how frequently the Company will conduct future non-binding advisory votes on the compensation paid to its named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Company’s 2015 Annual Meeting of Stockholders held on May 15, 2015 (the “Annual Meeting”), a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the compensation paid to the Company’s named executive officers. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, the Board recommended a vote for every three years. At the Annual Meeting, “three years” received the greatest number of votes. In light of this vote and other factors, the Company’s Board of Directors has determined that the Company will hold future non-binding, advisory votes on the compensation paid to its named executive officers every three years. Accordingly, the Company will request an advisory vote on executive compensation every three years in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate this determination in connection with its next stockholder non-binding advisory vote regarding the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: May 27, 2015	By:	/s/ Kyle N. Roane

Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary